Exhibit 32.0

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. 1350

The undersigned certify pursuant to 18 U.S.C. 1350, that:

(1)
The accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended March 3, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Fred R. Adams, Jr.
Fred R. Adams, Jr. Chairman of the Board and Chief Executive Officer

/s/ Timothy A. Dawson
Timothy A. Dawson Vice President, Chief Financial Officer, Treasurer and Secretary

Date: April 9, 2007